UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
____________________
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 26, 2007

SULPHCO, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32636	88-0224817
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4333 W. Sam Houston Pkwy N. Suite 190
Houston, TX 77043
(Address of principal executive offices)

Registrant’s telephone number, including area code (713) 896-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of Director

On August 26, 2008, the Board of Directors of SulphCo, Inc. (the “Company”) unanimously appointed Fred S. Zeidman to its Board of Directors to serve until the next Annual Meeting of Shareholders.

Mr. Zeidman has held leadership positions in a number of energy related companies. He is the former Chairman of the Board of Houston-based Seitel, Inc., a leading provider of seismic data and related geophysical expertise to the petroleum industry. He also served as Chairman of the Board of Unibar Corporation, the largest domestic independent drilling fluids company, until its sale in 1991 to Anchor Drilling Fluids. He currently serves as Interim President for Nova Biosource Fuels, Inc. (Amex), a refiner and marketer of renewable biodiesel fuel products. Mr. Zeidman is also a Senior Director for Governmental Affairs at Greenberg Traurig’s Washington D.C. law office.

Upon becoming a director, Mr. Zeidman received an option to purchase 50,000 shares1  of the Company’s common stock. In addition, Mr. Zeidman received an option to purchase 95,786 shares of the Company’s common stock in lieu of cash payment of the $125,000 annual retainer paid to the Company’s directors2 .

1 The option to purchase 50,000 shares of the Company’s common stock is part of the annual compensation given to all of the Company’s non-employee directors.

2 A $125,000 annual retainer is paid to all of the Company’s non-employee directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SULPHCO, INC.

Date: August 29, 2008	By: /s/ Stanley W. Farmer
Name: Stanley W. Farmer
Title: Vice President and
Chief Financial Officer